SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

DENMARK BANCSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchanged Act Rules 14a-6(i)(1) and 0-11

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchanged Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

March 28, 2003

To our shareholders:

It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Denmark Bancshares, Inc. Our meeting will be at 2:00 p.m. on Tuesday, April 22, 2003, at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin.

The attached Notice of Annual Meeting and Proxy Statement describes the business matters to be acted upon at the meeting.

Information concerning our results of operations and financial condition is contained in the enclosed Annual Report.

Please complete, sign and return the enclosed proxy card whether or not you expect to attend the meeting. This will not prevent you from voting in person at the meeting if you prefer. The Board of Directors encourages you to attend the meeting and return your proxy card.

Darrell R. Lemmens

Chairman of the Board and President

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 22, 2003

The Annual Meeting of Shareholders of Denmark Bancshares, Inc. will be held at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin, on Tuesday, April 22, 2003, at 2:00 p.m.

The purpose of the Meeting is to consider and vote on:

    The election of two directors as named in the attached Proxy Statement.
    The ratification of the appointment of Williams Young, LLC as independent auditors for Denmark Bancshares, Inc. for the year ending December 31, 2003.
    Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on March 1, 2003, are entitled to notice and to vote at the Annual Meeting and any adjournments thereof.

You are urged to complete, date, sign and promptly return the enclosed proxy card, so that the presence of a quorum will be assured. Return of the proxy card does not affect your right to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Darrell R. Lemmens

Chairman of the Board and President

March 28, 2003

PROXY STATEMENT

DENMARK BANCSHARES, INC.

103 E. MAIN ST.

P.O. BOX 130

DENMARK, WI 54208

ANNUAL MEETING OF SHAREHOLDERS

April 22, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denmark Bancshares, Inc., hereinafter referred to as the "Company", to be voted at the Annual Meeting of Shareholders on Tuesday, April 22, 2003, at 2:00 p.m., at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin, and all adjournments thereof. The solicitation of proxies begins on or about March 28, 2003.

REVOCABILITY OF PROXIES

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it any time before it is exercised by giving notice thereof to the Company in writing or in person at the Annual Meeting.

Proxies that are properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted in favor of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting and on such other business or matters that may properly come before the meeting in accordance with the best judgment of the persons named as proxies.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shareholders of record of the Company's common stock as of the close of business on March 1, 2003, will be entitled to one vote for each share of common stock then held. As of March 1, 2003, the Company had 108,378 shares of common stock issued and outstanding.

Management knows of no person who was the beneficial owner of more than 5% of the outstanding shares of common stock of the Company as of March 1, 2003.

The following table sets forth, as of March 1, 2003, information concerning beneficial ownership of common stock of the Company by each director and nominee for directorship, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.
Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Class

Terese M. Deprey(2)	3,044	2.8%
Thomas N. Hartman(3)	152	*
Dennis J. Heim(4)	648	*
Darrell R. Lemmens	2,590	2.4%
Mark E. Looker	3,008	2.8%
B. E. Mleziva, DVM(5)	2,960	2.7%
John P. Olsen(6)	776	*
Edward Q. Opichka, DDS	608	*
Norman F. Tauber(7)	1,040	*
Thomas F. Wall(8)	2,190	2.0%
All directors and executive officers as a group (14 persons)(9)	18,110	16.7%
* Less than 1% of shares outstanding.
  Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.
  Includes 148 shares for which voting and investment powers are shared.
  Includes 152 shares for which voting and investment powers are shared.
  Includes 576 shares for which voting and investment powers are shared.
  Includes 1,920 shares for which voting and investment powers are shared.
  Includes 12 shares for which voting and investment powers are shared.
  Includes 224 shares for which voting and investment powers are shared.
  Includes 2,190 shares for which voting and investment powers are shared.
  Includes 6,058 shares for which voting and investment powers are shared.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to Amended Article VII of the Articles of Incorporation of the Company, the Board of Directors is divided into three classes as nearly equal in number as possible. The term of the office of only one class of directors expires in each year and their successors are elected for terms of three years. The classes are designated as Class I, Class II and Class III. Dr. Edward Q. Opichka, DDS and Mr. Thomas F. Wall, both present members, are nominated as Class I directors. Class I directors will serve for a term of three years to expire in April 2006.

The two nominees have consented to serve, if elected. Unless the shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the Board's nominees. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees should be unable or unwilling to serve, the shares represented by the proxies received will be voted for any other nominees selected by the Board.

The following table sets forth certain information with respect to the Board of Directors' nominees for election as directors and those directors continuing in office. Hereinafter, the Company's subsidiaries are referred to as follows: Denmark State Bank as "the Bank", Denmark Agricultural Credit Corp. as "DACC" and McDonald-Zeamer Insurance Agency, Inc. as "McDonald".

BOARD NOMINEES

NOMINEES FOR CLASS I, THREE-YEAR TERM EXPIRING APRIL 2006

Edward Q. Opichka, DDS Edward Q. Opichka, DDS, age 67, has served as a director of the Company since 2000 and as a director of the Bank since 1994. Prior to his retirement in 1999, Dr. Opichka owned and operated a private dental practice since 1962.

Thomas F. Wall Thomas F. Wall, age 62, has served as a director of the Company since 1988 and as a director of the Bank since 1986. Prior to his retirement in 2000, Mr. Wall was the Sales Account Manager of Natural Beauty Growers, formerly known as Greiling Farms, Inc., a wholesale greenhouse company, since 1973.

DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS WITH TERMS EXPIRING APRIL 2004

Terese M. Deprey Terese M. Deprey, age 39, has served as a director of the Company since 1994 and Secretary since 1996. Mrs. Deprey has been a Vice President of the Bank since 1996. Prior to 1996, she was an Assistant Vice President of the Bank since 1993 and prior to that an Administrative Assistant of the Bank for more than five years.

Mark E. Looker Mark E. Looker, age 54, has served as a director and as Vice President of the Company since 1983. Mr. Looker has been an Assistant Vice President of the Bank since 1996 and has held other positions with the Bank since 1981.

B. E. Mleziva, DVM B. E. Mleziva, DVM, age 76, has served as a director of the Company since 1983 and as a director of the Bank since 1969. Prior to 1998, Dr. Mleziva was the President of Denmark Animal Hospital, S.C. since 1985. He has been a director of DACC since 1985.

CLASS III, THREE-YEAR TERM EXPIRING APRIL 2005

Thomas N. Hartman Thomas N. Hartman, age 50, has served as a director of the Bank since 1995. Mr. Hartman is the owner of Hartman's Towne and Country Greenhouse, a retail garden center, since 1985.

Darrell R. Lemmens Darrell R. Lemmens, age 59, has served as a director and as Chairman of the Board and President of the Company since 1983. Mr. Lemmens has been a director of the Bank since 1980 and President since 1981 and has been a director of DACC and McDonald since 1985.

Norman F. Tauber Norman F. Tauber, age 86, has served as a director of the Company since 1983 and as a director of the Bank since 1968. Mr. Tauber, prior to his retirement in 1970, was the owner and operator of an auto service station and a used car dealership. He has been a director of DACC since 1985.

The two persons properly nominated who receive the greatest number of votes cast at the meeting will be elected Class I directors. THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE FOR ALL NOMINEES.

COMMITTEES, MEETINGS AND COMPENSATION OF DIRECTORS

The Board of Directors held five meetings during 2002. No director attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such director served. Directors of the Company were paid $480 for two of the Board of Directors' meetings attended in 2002 and $500 for the other three Board of Directors' meetings.

The Company does not have standing nominating or compensation committees. However, the Bank's Board of Directors has a Compensation Committee. The Compensation Committee met twice during 2002 to review and approve compensation paid to all employees of the Company. The Committee reports semi-annually to the full Board of Directors of the Bank. Members of the Committee included Messrs. Hartman, Lemmens, Mleziva, Opichka, Tauber and Wall. Mr. Allen M. Peters, who is a member of the Bank's Board of Directors, is also a member of the Committee. Members were paid $500 for each meeting attended.

The Company has an Audit Committee whose functions and activities during fiscal 2002 are described below under the heading Audit Committee Report. During 2002 the Audit Committee met twice and each member was paid $500 for each meeting attended.

AUDIT COMMITTEE REPORT

The Audit Committee serves as an independent and objective party to monitor the Company's financial reporting process and internal control system. All members of the Audit Committee are "independent" as defined by the rules of the National Association of Securities Dealers' listing standards. The Committee also reviews and appraises the audit efforts of the Company's independent accountants and provides an open avenue of communication among the independent accountants, senior management and the Board of Directors. The Committee operates under the terms of a written charter adopted by the Board of Directors.

The Committee met with both management and the independent auditors to review and discuss the annual financial statements and to discuss significant accounting issues. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles.

The Committee discussed with the independent auditors, Williams Young, LLC, matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communication with Audit Committees) relating to the conduct of the audit. Discussions included the overall scope and plans for the audit, the adequacy of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Committee received written disclosures and the letter from Williams Young, LLC required by Independence Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with Williams Young, LLC matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Fees. Williams Young, LLC was paid $63,045 during 2002 for professional services rendered for the audit of the Company's financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q.

Financial Information Systems Designs and Implementation Fees. Williams Young, LLC did not render any professional services to the Company for financial information systems design or implementation.

All Other Fees. Williams Young, LLC was paid $8,387 for tax and other professional services during 2002.

The Audit Committee, after considering the amount of all other fees paid to Williams Young, LLC compared to the amount of audit fees paid, is satisfied that Williams Young, LLC has maintained its' auditor independence.

Audit Committee Members:

Thomas N. Hartman B. E. Mleziva, DVM Edward Q. Opichka, DDS

Norman F. Tauber Thomas F. Wall

EXECUTIVE COMPENSATION

The following table lists information on compensation received for services by the Chief Executive Officer and the other two most highly compensated executive officers of the Company during the year ended December 31, 2002. No other executive officers of the Company had total annual salary and bonuses in excess of $100,000 during the year ended December 31, 2002.

  Consists of directors' and committee fees paid by the Company and its subsidiaries.
  Consists of contributions to the Bank's Master Money Purchase Trust Plan and 401(k) Profit Sharing Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Bank is responsible for determining the annual salary and bonus of the Chief Executive Officer and approving the annual salary and bonus paid to all other personnel, including the executive officers. The Compensation Committee believes that the compensation for executive officers should be at a market level in order to attract and retain qualified individuals. As a result of this practice, the Company has experienced low turnover among its executive officers.

Individual executive compensation is reviewed on an annual basis. In approving the executive officers' salaries and bonuses and determining the salary and bonus of the Chief Executive Officer, the Committee compares the base salaries and bonuses paid or proposed to be paid by the Company with ranges of salaries and bonuses paid by commercial banks of similar size relative to the Company. The Committee utilized the Wisconsin Bankers Association Salary Survey for comparison purposes when approving and determining the 2002 annual salaries and bonuses. For 2002 the comparable peer group of commercial banks included those with assets between $250 and $500 million in assets. Base salaries and bonuses for 2002 were generally set at about the 75th percentile of the comparative survey data.

In approving annual bonuses of the executive officers and determining the annual bonus of the Chief Executive Officer, the Committee compares the operating results and performance ratios of the Bank to operating results and performance ratios of commercial banks of similar asset size relative to the Bank. The Committee used the Uniform Bank Performance Report for comparison purposes when approving and determining the 2002 bonuses. The peer group used for comparison purposes consisted of commercial banks having total assets between $300 million and $500 million with three or more banking offices.

The Committee relies on recommendations from Mr. Lemmens, the Company's Chief Executive Officer, concerning salary adjustments and annual bonuses for the executive officers (other than his own). The recommendations are based on the comparable survey results, the level of responsibility of each officer, the expertise and skills offered by each officer and the officer's individual job performance. The Compensation Committee reviewed the recommendations made by Mr. Lemmens and then made final decisions on the base salaries and annual bonuses to be paid by the Company. Based on similar criteria, the Compensation Committee, excluding Mr. Lemmens, determined the annual salary and bonus paid to the Chief Executive Officer.

The Company's policy with respect to other employee benefit plans is to provide competitive benefits to the Company's employees to encourage their continued service with the Company and to attract new employees when needed.

Compensation Committee Members:

Darrell R. Lemmens

Thomas N. Hartman B. E. Mleziva, DVM Edward Q. Opichka, DDS

Allen M. Peters Norman F. Tauber Thomas F. Wall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are identified above. Mr. Lemmens, the Company's Chief Executive Officer and member of the Committee, made recommendations for salaries and bonuses (other than his own) of the executive officers. Mr. Lemmens and Dr. Opichka had loans outstanding from the Bank during 2002. See "Certain Relationships and Related Transactions" for further information.

STOCK PERFORMANCE GRAPH

The following line graph shows a comparison of the yearly percentage change in the cumulative total shareholder return on Denmark Bancshares, Inc. Common Stock with the cumulative total returns of the Nasdaq Bank Composite Index and the Nasdaq Composite Stock Market Index. Cumulative total shareholder return includes the change in year-end stock price and assumes reinvestment of dividends. The graph assumes $100 was invested in Denmark Bancshares, Inc. Common Stock and for each index on December 31, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time the Company has made loans to executive officers and directors of the Company, their family members and related entities. Such loans were made in the ordinary course of business, were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future.

PROPOSAL II

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Williams Young, LLC served as the Company's independent public accountants for the year ended December 31, 2002. Subject to ratification by shareholders at the Annual Meeting, the Company has selected Williams Young, LLC to audit the Company's financial statements for the year ending December 31, 2003. No representatives of Williams Young, LLC are expected to attend the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF WILLIAMS YOUNG, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

As of March 28, 2003, the Board of Directors is not aware of any business to be presented for action at the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the executed and returned proxies will be voted by the persons named as proxies with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be included with the proxy materials for next year's Annual Meeting must be submitted in writing. Any such proposal must be received at the Company's corporate office at 103 E. Main St., P.O. Box 130, Denmark, Wisconsin 54208 no later than November 30, 2003, and must comply with the proxy rules of the Securities and Exchange Commission. Additionally, if the Company receives notice of a shareholder proposal after February 12, 2004, the persons named in proxies solicited by the Board of Directors of the Company for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

FINANCIAL INFORMATION

The Company's Annual Report to Shareholders, for the year ended December 31, 2002, accompanies this Proxy Statement, but does not constitute a part of it.

BY ORDER OF THE BOARD OF DIRECTORS

Darrell R. Lemmens

Chairman of the Board and President

March 28, 2003

FORM 10-K

A copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders of record on March 1, 2003. To obtain a copy of Form 10-K send your written request to Darrell R. Lemmens, Chairman of the Board and President, Denmark Bancshares, Inc., 103 East Main St., P.O. Box 130, Denmark, Wisconsin 54208.

DENMARK BANCSHARES, INC. PROXY CARD

Annual meeting of shareholders on April 22, 2003

The undersigned holder of Common Stock of Denmark Bancshares, Inc. (the "Company") hereby appoints Darrell R. Lemmens, Edward Q. Opichka, DDS and Norman F. Tauber, or any of them individually, with full power of substitution, to act as proxy for and to vote all shares of Common Stock of the Company of the undersigned at the Annual Meeting of Shareholders, to be held at Eddie Whipp's Supper Club, 5073 Highway 29, Green Bay, Wisconsin, on April 22, 2003, or any adjournment thereof:

1. The election as directors of all nominees listed below  FOR  VOTE WITHHELD

(except as marked to the contrary below)

CLASS I: Edward Q. Opichka, DDS and Thomas F. Wall

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

_______________________________________________________________________________________________________________________

2. The ratification of the appointment of Williams Young, LLC as independent public accountants for the Company for the year ending

December 31, 2003.

 FOR  AGAINST  ABSTAIN

The Board of Directors recommends a vote "FOR" each of the listed proposals.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the proposals listed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON April 22, 2003. The Board of Directors recommends a vote "FOR" the Nominees for election as directors and urges each shareholder to vote for all nominees. The Board also recommends a vote "FOR" RATIFICATION OF WILLIAMS YOUNG, LLC as accountants for the coming year.

Dated ___________________________, 2003.

______________________________________________________ ______________________________________________________

Print name of shareholder Print name of shareholder

______________________________________________________ ______________________________________________________

Signature of shareholder Signature of shareholder

When shares are held by joint tenants, both should sign. When signing as attorney, or as personal representative, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.